As filed with the Securities and Exchange Commission on April 26, 2022

Registration Statement No. 333-263709

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PALISADE BIO, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	52-2007292
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5800 Armada Drive, Suite 210

Carlsbad, California 92008

(858) 704-4900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Hallam, Ph.D., Chief Executive Officer

Palisade Bio, Inc.

5800 Armada Drive, Suite 210

Carlsbad, California 92008

(858) 704-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Karen Deschaine, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form S-3 (Commission File No. 333-263709), originally filed March 18, 2022, with the Securities and Exchange Commission (the “SEC”), by Palisade Bio, Inc. (the “Registrant”), is being filed as an exhibit-only filing to file an updated consent of BDO USA, LLP filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment No. 1 consists only of the cover page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 16. Exhibit Index.

Exhibit No.	Description

2.1(1)*	Agreement and Plan of Merger, dated as of December 16, 2020, by and among Seneca Biopharma, Inc., Leading BioSciences, Inc. and Townsgate Acquisition Sub 1, Inc.

4.1(1)	Form of Bridge Warrant.

4.2(1)	Form of Equity Warrant.

4.3(1)	Registration Rights Agreement, by and between Palisade Bio, Inc. and the investor party thereto, dated December 16, 2020.

4.4(1)	Securities Purchase Agreement, by and between Leading BioSciences, Inc. and the investor party thereto, dated December 16, 2020.

4.5(1)	Securities Purchase Agreement, by and among Seneca Biopharma, Inc., Leading BioSciences, Inc. and the investor party thereto, dated December 16, 2020.

4.6(2)	Waiver and Amendment Agreement, dated as of July 21, 2021, by and between the Registrant and Altium Growth Fund, LP.

4.7(2)	Warrant, dated as of July 21, 2021, issued to Altium Growth Fund, LP.

4.8(3)	Waiver and Amendment Agreement, dated as of January 31, 2022, by and between the Registrant and Altium Growth Fund, LP.

4.9(3)	Warrant, dated as of January 31, 2022, issued to Altium Growth Fund, LP.

5.1**	Opinion of Cooley LLP.

23.1	Consent of BDO USA, LLP. (Filed herewith)

23.3**	Consent of Cooley LLP (included in legal opinion filed as Exhibit 5.1).

24.1**	Power of Attorney (included on signature page).

107**	Filing Fee Table.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed on December 21, 2020.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed on July 22, 2021.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed on February 1, 2022.
*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Palisade undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

**	Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carlsbad, State of California, on April 26, 2022.

Palisade Bio, Inc.

By:	/s/ Thomas M. Hallam, Ph.D.
Thomas M. Hallam, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas M. Hallam Thomas M. Hallam, Ph.D.	Chief Executive Officer (Principal Executive Officer)	April 26, 2022

/s/ J.D. Finley J.D. Finley	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 26, 2022

* James R. Neal	Chairman of the Board of Directors	April 26, 2022

* Cristina Csimma, Pharm.D.	Director	April 26, 2022

* Stephanie Diaz	Director	April 26, 2022

* Mary Ann Gray, Ph.D.	Director	April 26, 2022

* Robert J. Trenschel, D.O.	Director	April 26, 2022

* Binxian Wei	Director	April 26, 2022

* Donald A. Williams	Director	April 26, 2022

Thomas M. Hallam, Ph.D. hereby signs this Amendment No. 1 to the Registration Statement on Form S-3 on behalf of each of the indicated persons for whom he is attorney-in-fact on April 26, 2022 pursuant to a power of attorney filed with the Registration Statement on Form S-1 (File No. 333-263709) filed with the SEC on March 18, 2022.

*By:	/s/ Thomas M. Hallam
Thomas M. Hallam, Ph.D.
Attorney-in-Fact